Exhibit 10.2

Execution Version

This instrument and the rights and obligations evidenced hereby, including any liens granted pursuant thereto, are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement dated as of March 30, 2020 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Subordination Agreement”) among (i) TWEC Loan Collateral Agent, LLC, for itself and the other lenders party to the Junior Loan Agreement referred to therein, (ii) each of Alimco Re Ltd., Kick-Start III, LLC, Kick-Start IV, LLC and RJHDC, LLC, as subordinated lenders, (iii) Etailz Inc. and each of the other Borrowers now or hereafter party thereto (the “Borrowers”), (iv) Trans World Entertainment Corporation and each of the other Guarantors now or hereafter party thereto (the “Guarantors”), and (v) Encina Business Credit, LLC, as Agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and the lenders party thereto (the “Senior Lenders”), to (i) the Obligations (as defined in the Loan Agreement referred to therein) owed by the Borrowers pursuant to such Loan Agreement, and to indebtedness refinancing the indebtedness under such agreement as contemplated by the Subordination Agreement, and (ii) the Liens (as defined in such Loan Agreement) granted to the Agent to secure the Obligations, and to the Liens securing the indebtedness refinancing such Obligations; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

SUBORDINATED LOAN AND SECURITY AGREEMENT

This Subordinated Loan and Security Agreement (as may be amended, restated or otherwise modified from time to time, this “Agreement”) is entered into on March 30, 2020, by and among ETAILZ INC., a Washington corporation (the “Borrower”), TRANS WORLD ENTERTAINMENT CORPORATION, a New York corporation (the “Parent”), any Loan Party Obligor party hereto from time to time, as Loan Party Obligors,  the lenders party hereto from time to time (collectively, the “Lenders”), and TWEC LOAN COLLATERAL AGENT, LLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”). The Schedules and Exhibits to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.           Definitions.

1.1        In addition to those capitalized terms otherwise defined in this Agreement, the following capitalized terms shall have the meanings set forth below:

(a)	“Closing Date” shall mean March 30, 2020.

(b)
“Collateral Assignment” means the Collateral Assignment of Agreements, dated as of the Closing Date, by Etailz in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

(c)
“Discharge of Senior Indebtedness” shall mean the indefeasible payment in full, in cash of the Senior Credit Facility Obligations (other than unasserted contingent indemnification claims) and the permanent termination or expiration of any commitment to make advances under the Senior Secured Credit Agreement.

(d)
“Guaranty” shall mean that certain Limited Guaranty dated as of the date hereof made by Parent in favor of Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

(e)
“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, or other similar relief

(f)
“Intercompany Subordination Agreement” shall mean that certain Intercompany Subordination Agreement dated as of the date hereof between Collateral Agent and Parent, as amended, supplemented or otherwise modified from time to time.

(g)
“Intercreditor Agreement” shall mean (a) that certain Subordination and Intercreditor Agreement dated as of the date hereof by and among Borrower, Parent, Senior Agent, Senior Lenders, Collateral Agent, and Lenders and (b) any other subordination agreement in form and substance satisfactory to Collateral Agent between Senior Agent, Collateral Agent and any other holder of the Obligations.

(h)
“Loan Documents” shall mean, collectively, this Agreement (including all attachments, schedules and exhibits hereto) and all guaranties, security agreements, mortgages, other certificates, pledge agreements, landlord’s agreements, Lock Box and Blocked Account agreements, the Collateral Assignment, the Guaranty, the Pledge Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, and all other agreements, documents and instruments now or hereafter executed or delivered by the Borrower, any Loan Party or any Other Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

(i)	“Maturity Date” means the earliest of (i) the Scheduled Maturity Date, or (ii) such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement.

(j)
“Obligations” shall mean the Loan and all other debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by the Borrower, any Loan Party or any Obligor to the Collateral Agent or any Lender, whether evidenced by this Agreement, any other Loan Document or otherwise, whether arising from an extension of credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by any Lender in any Borrower’s indebtedness owing to others), whether absolute or contingent, whether due or to become due and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

(k)
“Perfection Certificate” shall mean the Perfection Certificate dated as of the Closing Date attached hereto as Exhibit A, together with any updates thereto as contemplated by this Agreement or otherwise.

(l)
“Permitted Indebtedness” shall mean: (a) the Obligations; (b) the Senior Credit Facility Obligations; (c) the Indebtedness existing on the date hereof described in Section 7 of the Perfection Certificate; in each case along with extensions, refinancings, modifications, amendments and restatements thereof; provided that, (i) the principal amount thereof is not increased, (ii) if secured by a Permitted Lien, no additional collateral beyond that existing as of the Closing Date is granted to secure such Indebtedness; (iii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Collateral Agent and (iv) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (d) Capitalized Leases and purchase-money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $250,000 at any time outstanding; (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (f) the Intercompany Subordinated Debt owing by Borrowers in an aggregate principal amount not exceeding $10,356,140.65 at any time following the Closing Date; and (g) any other unsecured Indebtedness in an aggregate amount of up to $1,000,000 outstanding from time to time, so long as such Indebtedness is subject to a subordination agreement in form and substance satisfactory to Collateral Agent in its sole discretion, in each case under this clause (g) along with extensions, refinancings, modifications, amendments and restatements thereof; provided that (i)  the principal amount thereof is not increased, (ii) the final scheduled maturity date is no earlier than 91 days after the Scheduled Maturity Date, (iii) the applicable subordination terms shall not be modified without the prior written consent of Collateral Agent, and (iv) the terms thereof are not modified to impose more burdensome terms upon any Loan Party.

(m)
“Permitted Lien” shall mean (a) Liens securing the Senior Credit Facility Obligations or any obligations permitted to be secured on a senior basis pursuant to the Intercreditor Agreement; (b) purchase-money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (d) of the definition of “Permitted Indebtedness”; (c) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained provided the same have no priority over any of Collateral Agent’s security interests; (d) liens of materialmen, mechanics, carriers, or other similar liens arising in the Ordinary Course of Business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (e) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (f) cash deposits or pledges of an aggregate amount not to exceed $50,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business; (g) judgment Liens in respect of judgments that do not constitute an Event of Default; and (h) Liens or rights of setoff against credit balances of Borrower with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrower in the Ordinary Course of Business, but not Liens on or rights of setoff against any other property or assets of Borrower, pursuant to the Credit Card Agreements to secure the obligations of Borrower to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks.

(n)
“Pledge Agreement” shall mean that certain Pledge Agreement dated as of the date hereof by Parent in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

(a)	“Required Lenders” shall mean at any time Lenders then holding Loans representing more than two-thirds of the Loans then outstanding.

(b)
“Restricted Account” shall mean Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties or the Parent, payroll taxes, worker’s compensation or unemployment compensation, pension benefits and other similar expenses to or for the benefit of any employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursement) (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll or expenses to or for the benefit of employees), in each case in the Ordinary Course of Business, (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan, (c) used specifically and exclusively for taxes required to be collected or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges) for which the Loan Parties or Parent may become liable, (d) which, individually or in the aggregate with all other accounts under this clause (d), does not have an aggregate balance which exceeds $100,000 at any time, or (e) solely with respect to the Parent, used solely in connection with a rabbi trust.

(c)	“Scheduled Maturity Date” means May 22, 2023.

(d)	“Senior Agent” shall mean Encina Business Credit, LLC, as agent for the lenders under the Senior Secured Credit Agreement, together with its successors and assigns.

(e)	“Senior Credit Facility Obligations” shall mean the Obligations as defined in the Senior Secured Credit Agreement.

(f)
“Senior Secured Credit Agreement” shall mean that certain Loan and Security Agreement entered into on February 20, 2020, by and among the Borrower, the Loan Party Obligors party thereto from time to time, the lenders party thereto from time to time, and Senior Agent, as amended, restated or otherwise modified from time to time.

(g)	“Senior Secured Loan Documents” shall mean the Loan Documents as defined in the Senior Secured Credit Agreement.

(h)	“Termination Date” means the date on which all of the Obligations (other than contingent obligations for which no claims have been made) have been paid in full in cash.

(i)	“Voting Agreement” means that certain Voting Agreement, dated as of the Closing Date, by and among the Parent and certain shareholders of the Parent.

1.2          Other Definitional Provisions.

(a)
With respect to each capitalized term used but not otherwise defined herein (including any capitalized term used in any definition or Section that is incorporated into this Agreement mutatis mutandis), the definition for such capitalized term as set forth in Section 1.1 (Certain Defined Terms) of the Senior Secured Credit Agreement shall be deemed to be incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

(b)
Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financing Statement, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper.

1.3        Other Definitional Provisions and References.  Sections 1.2 (Accounting Terms and Determinations) and 1.3 (Other Definitional Provisions and References) of the Senior Secured Credit Agreement shall be deemed to be incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

2.            Loan and Use of Proceeds.

2.1        Loan.  Subject to the satisfaction of the terms and conditions hereof, each Lender agrees to make a loan in Dollars to the Borrower on the Closing Date in a principal amount equal to the commitment set forth opposite such Lender’s name on Schedule 2.1 (collectively, the “Loan”), and each Lender shall deposit, via wire-transfer or direct deposit, into an account or accounts designated by Borrower an amount equal to the net proceeds of its portion of the Loan; provided that no Lender shall be liable for the failure of any other Lender to fund any portion of the Loan and no Lender will be required to fund any portion of the Loan amount in excess of the commitment set forth opposite such Lender’s name on Schedule 2.1.  Amounts repaid or prepaid on the Loan may not be reborrowed.

2.2         Use of Proceeds.  The Borrower hereby agrees that it shall not use the proceeds of such Loan for any purpose other than to repay a portion of the amount due under the Intercompany Subordinated Note and to pay transaction expenses (including attorneys fees and expenses) payable to the Collateral Agent or the Lenders in connection with this Agreement and the other Loan Documents or as otherwise allowed by the following sentence. The Parent agrees to use all proceeds received on account of the Loan to (i) fund the Parent’s operating expenses and/or, the extent permitted under the Senior Secured Credit Agreement and the Intercreditor Agreement, contribute any proceeds not used to fund Parent’s operating expenses back to the Borrower, and the Borrower may immediately prepay the Obligations in the amount of such contributed amounts.  All proceeds of the Loan will be used solely for lawful business purposes.

3.           Interest.

(a)        Interest on the Loan shall accrue at the rate of twelve percent (12.0%) per annum, calculated on the basis of number of days elapsed in a 360-day year; provided, that upon the occurrence and during the continuation of an Event of Default, the Loan and all other monetary Obligations shall bear interest at a rate per annum equal to two (2) percentage points (2.00%) in excess of the rate otherwise applicable thereto.  Accrued interest shall be compounded on the last day of each calendar quarter and automatically paid in kind by becoming a part of the principal amount of the Loan.  The deposit of the proceeds of the Loan under this Agreement in the account designated by the Borrower on the Closing Date shall be prima facie evidence of Borrower’s indebtedness to the Lenders for such Loan, and interest shall begin to accrue on the principal amount of such Loan on the Business Day following such deposit.

(b)        Collateral Agent shall maintain a loan account for Borrowers reflecting the Loan, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), which Loan Account shall be deemed accurate and complete absent manifest error.  However, Collateral Agent’s failure to maintain the Loan Account shall not affect the legality or binding nature of any of the Obligations.

4.           Payment; Prepayment.

4.1        Payments Generally.  All outstanding monetary Obligations shall be payable in full in cash Dollars on the Maturity Date to such account or accounts as each Lender may designate in writing to the Borrower from time to time.  The Borrower may, at any time or from time to time, subject to the terms of the Intercreditor Agreement, prepay the Loan in whole or in part without premium or penalty. Payments of all amounts due hereunder shall be made on a Business Day.  Any payment due on a day that is not a Business Day shall be made on the next Business Day, together with all interest (if any) accrued in the interim.

4.2         Application of Payments; Sharing of Payments. Subject to the terms of the Intercreditor Agreement, any payment made under this Agreement and any proceeds of the Collateral realized by the Collateral Agent shall be applied as follows: (i) first, to pay any expenses then due to the Collateral Agent under this Agreement or any other Loan Document, until paid in full, (ii) second, pro rata to pay any expenses then due to any Lender under this Agreement or any Loan Document, until paid in full, (iii) third, pro rata to pay any accrued and unpaid interest then due to any Lender on the Loan, until paid in full, (iii) fourth, pro rata to pay the unpaid principal amount of the Loan due to each Lender, until paid in full, (iv) fifth, pro rata to pay any other Obligations, until paid in full, and (v) sixth, to Borrower (to an account designated by the Borrower) or such other Person entitled thereto under applicable law. For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including attorneys fees, other professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, but excluding contingent obligations for which no claims have been made.  Each Lender hereby agrees that to the extent it receives any payment or proceeds of any Collateral in excess of its pro rata share as contemplated by this Section 4.2, such Lender agrees to promptly turn over any such excess amount to the Collateral Agent or the other Lenders, as applicable.

4.3        Obligations Unconditional; Reversal of Payments; Notes; Joint and Several Liability.  Sections 2.7(a) (other than the last sentence thereof), 2.7(c), 2.8, 2.9 and 2.12 of the Senior Secured Credit Agreement shall be deemed to be incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

5.           Security.

5.1        Grant of Security Interest.  To secure the full payment and performance of all of the Obligations, each Loan Party Obligor and the Parent hereby assigns to the Collateral Agent, a continuing security interest in all property of each such Loan Party Obligor and the Parent, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, including: (a) all Accounts and Credit Card Receivables and all Goods whose sale, lease or other disposition by any Loan Party Obligor or the Parent has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party Obligor or the Parent; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guaranty claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including Equipment, vehicles, and Fixtures; (e) all Investment Property, including all rights, privileges, authority, and powers of each Loan Party Obligor and the Parent as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party Obligor and the Parent as a member, equity holder or shareholder, as applicable, of each Issuer; (f) all Deposit Accounts, bank accounts, deposits, money and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims (if any); (i) all Supporting Obligations; (j) all Intellectual Property; (k) any other property (including, without limitation, the Intercompany Subordinated Note) of any Loan Party Obligor or the Parent now or hereafter in the possession, custody or control of the Senior Agent, the Collateral Agent or any bailee, agent or any parent, Affiliate or Subsidiary of the Collateral Agent, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (l) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property (including hazard, flood and credit insurance), and all of each Loan Party Obligor’s books and records relating to any of the foregoing and to any Loan Party’s business (collectively, the “Collateral”).  Notwithstanding anything to the contrary contained in clauses (a) through (l) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

5.2        Possessory Collateral. Promptly, but in any event no later than thirty (30) days after any Loan Party Obligor’s or Parent’s receipt of any portion of the Collateral in an amount in excess of $100,000 in the aggregate evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, subject to the Discharge of Senior Indebtedness, such Loan Party Obligor or the Parent, as applicable, shall deliver the original thereof to Collateral Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Collateral Agent (in form and substance reasonably acceptable to Collateral Agent). If an endorsement or assignment of any such items shall not be made for any reason, Collateral Agent is hereby irrevocably authorized, subject to the Discharge of Senior Indebtedness, as attorney and agent-in-fact (coupled with an interest) for each Loan Party Obligor, to endorse or assign the same on such Loan Party Obligor’s behalf.  Notwithstanding anything to the contrary herein or in any other Loan Document, prior to the Discharge of Senior Indebtedness, the delivery or transfer of any Collateral to, or the control of any Collateral by, the Senior Agent, shall satisfy any delivery, transfer or control requirement herein or in any Loan Document.

5.3       Further Assurances.  Each Loan Party Obligor and the Parent shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Collateral Agent may from time to time reasonably require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of the Collateral Agent in all the Collateral (wherever located) from time to time owned by the Loan Party Obligors and in all capital stock and other equity from time to time issued by the Loan Parties (other than Parent) constituting Collateral (including appraisals of real property in compliance with FIRREA), (c) cause each domestic Subsidiary of a Borrower to guaranty all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to the Collateral Agent, and (d) facilitate the collection of the Collateral.  Without limiting the foregoing, each Loan Party Obligor and Parent shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause each other applicable Person to take, execute, acknowledge and deliver) to Collateral Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements, credit card processor agreements, credit card notification agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Collateral Agent, as Collateral Agent may reasonably request from time to time to perfect, protect and maintain Collateral Agent’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

5.4       UCC Financing Statements.  Each Loan Party Obligor and Parent authorizes Collateral Agent to file, transmit or communicate, as applicable, from time to time, UCC Financing Statements, along with amendments and modifications thereto, in all filing offices selected by Collateral Agent, listing such Loan Party Obligor or Parent, as applicable, as the Debtor and Collateral Agent as the Secured Party, and describing the collateral covered thereby in such manner as Collateral Agent may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor,” or words of similar effect, in each case without such Loan Party Obligor’s signature.

5.5        Release.  Section 5.5 (Releases) of the Senior Secured Credit Agreement shall be deemed to be incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

6.          Certain Provisions Regarding Accounts, Inventory, and Collections.

6.1        Deposit Accounts and Lockboxes.  Each Loan Party Obligor and the Parent hereby represents and warrants that all Deposit Accounts and all other depository and other accounts maintained by each Loan Party Obligor or the Parent as of the Closing Date are described in Section 3 of the Perfection Certificate, which description includes for each such account the name of the Loan Party Obligor or Parent maintaining the account, the name of the financial institution at which the account is maintained, the account number and the purpose of the account. After the Closing Date, no Loan Party Obligor or Parent shall open any new Deposit Account or any other depository or other account without the prior written consent of Senior Agent (prior to the Discharge of Senior Indebtedness) or the Collateral Agent and without updating Section 3 of the Perfection Certificate to reflect such Deposit Account or other account and, unless such account is a Restricted Account, entering into a control agreement in favor of the Collateral Agent, which control agreement is in form and substance acceptable to the Collateral Agent. No Deposit Account or other account of any Loan Party Obligor or the Parent shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Perfection Certificate as being Restricted Accounts (and each Loan Party Obligor hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of “Restricted Account” to qualify as a Restricted Account).  Following the Discharge of Senior Indebtedness, each Loan Party Obligor and Parent will, at its expense, establish (and revise from time to time as the Collateral Agent may reasonably require) procedures acceptable to the Collateral Agent, in the Collateral Agent’s reasonable discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party Obligor’s Accounts and other Collateral (“Collections”), which shall include (a) directing all Account Debtors to send all Account proceeds directly to a post office box designated by the Collateral Agent, either in the name of such Loan Party Obligor (but as to which the Collateral Agent has exclusive access) or, at the Collateral Agent’s option, in the name of the Collateral Agent, as applicable (a “Lock Box”) and (b) depositing all Collections received by such Loan Party Obligor  into one or more bank accounts maintained in the name of such Loan Party Obligor (but as to which the Collateral Agent has exclusive access) or, at the Collateral Agent’s option, in the name of the Collateral Agent, as applicable (each, a “Blocked Account”), under an arrangement reasonably acceptable to the Collateral Agent, in the name of the Collateral Agent, as applicable, with a depository bank reasonably acceptable to the Collateral Agent, pursuant to which all funds deposited into each Blocked Account are to be transferred to the Collateral Agent in such manner, and with such frequency, as the Collateral Agent shall specify, and/or (c) a combination of the foregoing. Following the Discharge of Senior Indebtedness, each Loan Party Obligor agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as the Collateral Agent shall require from time to time in connection with the foregoing, all in form and substance reasonably satisfactory to the Collateral Agent, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts.

6.2       Credit Card Processing and Limitations on Accounts.  Clauses (b) and (c) of Section 6.1 (Lock Boxes and Blocked Accounts) of the Senior Secured Credit Agreement shall be deemed to be incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

6.3       Power of Attorney.  Section 6.4 (Power of Attorney) of the Senior Secured Credit Agreement shall be deemed to be incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes; provided that each reference to Loan Party Obligors contained therein shall be deemed to include the Parent.

6.4        Disputes.  Each Loan Party Obligor shall promptly notify the Collateral Agent of all disputes or claims relating to its Accounts, Credit Card Receivables and Chattel Paper in excess of $50,000. Each Loan Party Obligor agrees that following the Discharge of Senior Indebtedness, it will not, without Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), compromise or settle any of its Accounts, Credit Card Receivables or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts, Credit Card Receivables or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts, Credit Card Receivables or Chattel Paper; except (unless otherwise directed by the Collateral Agent during the existence of a Default or an Event of Default) such Loan Party Obligor may take any of such actions in the Ordinary Course of Business consistent with past practices, provided that Borrower promptly reports the same to the Collateral Agent if the aggregate amount in any month exceeds $10,000.

6.5        Invoices. Following the Discharge of Senior Indebtedness, at Collateral Agent’s request after the occurrence and during the continuance of a Default or Event of Default, each Loan Party Obligor will cause all invoices and statements that it sends to Account Debtors or other third parties to be marked and authenticated, in a manner reasonably satisfactory to Collateral Agent, to reflect the Collateral Agent’s security interest therein and payment instructions (including, but not limited to, in a manner to meet the requirements of Section 9-404(a)(2) of the UCC).

6.6         Inventory.

(a)	Returns. No Loan Party Obligor will accept returns of any Inventory from any Account Debtor except in the Ordinary Course of Business.

(b)
Third Party Locations. No Loan Party Obligor will, without Senior Agent’s prior written consent (or the prior written consent of the Collateral Agent following a Discharge of Senior Indebtedness), at any time, store any Inventory with any warehouseman or other third party other than as set forth in Section 1(d) of the Perfection Certificate.

(c)
Sale on Return, etc. No Loan Party Obligor will, without Senior Agent’s prior written consent (or the written consent of the Collateral Agent following a Discharge of Senior Indebtedness), at any time, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis.

(d)
Fair Labor Standards Act. Each Loan Party Obligor represents, warrants and covenants that, at all times, all of the Inventory of each Loan Party Obligor has been, at all times will be, produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

7.         Conditions Precedent to Loan.  Each Lender’s obligation to fund its portion of the Loan under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to such Lender (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to such Lender):

7.1        Each Loan Party Obligor and the Parent shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to such Lender each of the items listed on closing checklist attached hereto as Exhibit B;

7.2       Parent shall have adopted a “poison pill” plan to discourage changes in ownership that would trigger limitations on the use of net operating loss carryforwards pursuant to Section 382 of the Code, in form and substance acceptable to the Lenders;

7.3         Since February 2, 2019, no event shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party or the Parent;

7.4        The Parent shall have adopted resolutions (i) setting the size of the board of directors of the Parent (the “Board”) at three (3) directors and (ii) taking necessary steps to appoint to the Board, to the extent not already members thereof, the individuals identified in the Voting Agreement;

7.5       No Default or Event of Default under the Senior Secured Credit Agreement, or any related loan document shall have occurred and be continuing as of the Closing Date, immediately before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents;

7.6        Each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects as of the date such Loan is made (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect thereto;

7.7        Borrowers shall have paid all out-of-pocket expenses of the Collateral Agent and the Lenders invoiced through the Closing Date; and

7.8        No Default or Event of Default shall be in existence, both before and after giving effect thereto.

8.          Representations and Warranties and Affirmative Covenants.

8.1       Loan Party Obligors and Parent.  To induce the Collateral Agent and the Lenders to enter into this Agreement, the representations, warranties, and covenants made by each Loan Party Obligor and Parent under Section 7 (Representations, Warranties and Affirmative Covenants) of the Senior Secured Credit Agreement (other than Sections 7.4 (Accounts,  Credit Card Receivables and Chattel Paper), 7.5 (Electronic Chattel Paper), 7.13 (Use of Proceeds), 7.15(c) (Financial, Collateral and Other Reporting/Notices), the last sentence of Section 7.23(b), Sections 7.24 (Access to Collateral, Books and Records), 7.25 (Appraisals), 7.27 (Reserved), 7.28 (Reserved) and 7.29 (Post-Closing Matters) thereto) are incorporated herein mutatis mutandis (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier or specified date, in which case such representation or warranty will be made as of such earlier or specified date) and (ii) shall not be affected by any knowledge of, or any investigation by, the Collateral Agent, any Lender or the Senior Agent or any lender under the Senior Secured Credit Facility, (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date, and (c) Parent’s and each Loan Party Obligor’s obligations hereunder in respect of Section 7.14 (Insurance) of the Senior Secured Credit Agreement, as incorporated herein mutatis mutandis, shall be subject to Section 8.4 hereof.

8.2        Electronic Chattel Paper.  To the extent that any Loan Party Obligor or Parent obtains or maintains any Electronic Chattel Paper in an aggregate amount in excess of $100,000, such Loan Party Obligor or Parent, as applicable, shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies the Senior Agent (or after the Discharge of Senior Indebtedness, the Collateral Agent) as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Senior Agent (or after the Discharge of Senior Indebtedness, the Collateral Agent) or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Senior Agent (or after the Discharge of Senior Indebtedness, the Collateral Agent), (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

8.3        Access to Collateral, Books and Records.  At reasonable times and, so long as no Event of Default has occurred and is continuing, upon reasonable prior notice, Collateral Agent and its representatives or agents shall have the right to inspect the Collateral and to examine and copy each Loan Party’s and the Parent’s books and records. Each Loan Party Obligor and Parent agrees to give Collateral Agent access to any or all of Parent’s, Loan Party Obligor’s, and each of its Subsidiaries’, premises to enable Collateral Agent to conduct such inspections and examinations.  Following an Event of Default, such examinations shall be at the Borrower’s expense.  Upon the occurrence and during the continuance of an Event of Default, subject to the Discharge of Senior Indebtedness, the Collateral Agent may, at Borrowers’ expense, use each Loan Party’s and Parent’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Collateral Agent, in its reasonable discretion, deems appropriate. Each Loan Party Obligor and Parent hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Collateral Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties or the Parent.

8.4        Post-Closing Matters.  Loan Party Obligors and the Parent, as applicable, shall satisfy the requirements set forth on Schedule 8.4 hereof on or before the dates specified therein or such later date to be determined by Collateral Agent, at its sole option, each of which shall be completed or provided in form and substance reasonably satisfactory to the Collateral Agent. The failure to satisfy any such requirement on or before the date when due (or within such longer period as the Collateral Agent may agree at its sole option) shall be an Event of Default, except as otherwise agreed to by the Collateral Agent at its sole option.

8.5        Voting Agreement.  From and after the first shareholder meeting of Parent held after the Closing Date, the board of the Parent shall consist of three directors appointed in accordance with the terms and provisions of the Voting Agreement.

8.6       Warrants or Options.  Except as set forth on Schedule 8.6, as of the Closing Date, there are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Parent granting to any Person or group of Persons any right to purchase or acquire shares of the Parent’s capital stock.

9.          Negative Covenants.

9.1      Loan Party Obligors.  The negative covenants set forth in Section 8(a) (Negative Covenants) of the Senior Secured Credit Agreement are incorporated herein mutatis mutandis; provided that, the reference to the “Alimco Subordinated Debt Documents” in Section 8(a)(xxi) shall be deemed to be a reference to the “Senior Secured Loan Documents” for purposes of this Section 9.1 only.

9.2        Parent. The negative covenants set forth in Section 8(b) (Negative Covenants) of the Senior Secured Credit Agreement are incorporated herein mutatis mutandis.

10.        Release, Limitation of Liability and Indemnity.  Section 10 (Release, Limitation of Liability and Indemnity) of the Senior Secured Credit Agreement shall be deemed to be incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

11.        Default. Each of the following shall constitute an “Event of Default” under this Agreement:

11.1       Payment. If any Loan Party Obligor or Other Obligor fails to pay when due, any principal or interest payment or other monetary Obligation required under this Agreement or any other Loan Document;

11.2       Breaches of Representations and Warranties. If any warranty, representation, statement, report or certificate made or delivered to the Collateral Agent or any Lender by or on behalf of any Loan Party or Other Obligor is untrue or misleading in any material respect (except where such warranty or representation is already qualified by Material Adverse Effect, materiality, dollar thresholds or similar qualifications, in which case such warranty or representation shall be accurate in all respects);

11.3      Breaches of Covenants.

(a)
If any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Sections 2.2, 5.2, 6.1, 6.2, 6.5, 6.6, 8.1 (but solely in respect of Sections 7.2 (limited to the last sentence thereof), 7.3, 7.14 (but subject to Section 8.4 hereof), 7.15 (excluding Section 7.15(c)), and 7.26 of the Senior Secured Credit Agreement that are incorporated by reference therein), 8.3, 8.4, or 9.1 hereto;

(b)
If the Parent defaults in the due observance or performance of any covenant, condition or agreement contained in Sections 2.2, 5.2, 6.1, 8.1 (but solely in respect of Sections 7.2 (limited to the last sentence thereof), 7.3, 7.14 (but subject to Section 8.4 hereof), and 7.15 (excluding Section 7.15(c)) of the Senior Secured Credit Agreement that are incorporated by reference therein), 8.4, or 9.2 hereto; or

(c)
If any Loan Party or Parent defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 11.1, 11.2, 11.3(a), or 11.3(b) hereto, and the continuance of such default unremedied for a period of fifteen (15) Business Days; provided that such fifteen (15) Business Day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default;

11.4       Judgment. If one or more judgments aggregating in excess of $250,000 is obtained against any Loan Party or Parent which remains unstayed for more than thirty (30) days or is enforced;

11.5      Cross-Default. If any default occurs with respect to any Indebtedness (other than the Obligations, the Senior Credit Facility Obligations, or the Intercompany Subordinated Debt) of any Loan Party or Parent in an aggregate principal amount in excess of $250,000 if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);

11.6      Cross Acceleration to Senior Secured Credit Agreement. There occurs any “Event of Default” under the Senior Secured Credit Agreement and the Senior Credit Facility Obligations are declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment or mandatory prepayment in accordance with the terms of the Senior Secured Loan Documents), redeemed, purchased or defeased, in each case, prior to the Scheduled Maturity Date (as defined in the Senior Secured Credit Agreement);

11.7       Dissolution; Cessation of Business. The dissolution, termination of existence or suspension or cessation of business as usual of any Loan Party or Parent;

11.8      Voluntary Bankruptcy or Similar Proceedings.  If any Loan Party or Other Obligor shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

11.9       Involuntary Bankruptcy or Similar Proceedings. The commencement of an involuntary case or other proceeding against any Loan Party or Other Obligor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against any Loan Party or Other Obligor under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect; provided that if such commencement of proceedings is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings;

11.10     Revocation or Termination of Guaranty or Security Documents. The actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party or Other Obligor;

11.11     Subordinated Indebtedness.

(a)
A Default or Event of Default (as such terms are defined in the Intercompany Subordinated Debt Documents) with respect to the Intercompany Subordinated Debt or the occurrence of any condition or event that results in the Intercompany Subordinated Debt becoming due prior to its scheduled maturity as of the Closing Date or permits any holder or holders of the Intercompany Subordinated Debt or any trustee or agent on its or their behalf to cause the Intercompany Subordinated Debt to become due, or require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity as of the Closing Date; or

(b)
If any Loan Party makes any payment on account of the Intercompany Subordinated Debt or any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are permitted hereunder or by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto, in each case, including the Intercompany Subordination Agreement;

11.12     Criminal Indictment or Proceedings. If there is any actual indictment or conviction of any Loan Party or Parent or any of their respective senior officers, under any criminal statute in each case related to a felony committed in the direct conduct of any Loan Party’s or Parent’s business;

11.13    Change of Control. If (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than the Permitted Holders, acquires, or shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) of, 35% or more of the outstanding direct or indirect equity interests of Parent on a fully diluted basis unless the Permitted Holders own more than 50% of the outstanding direct or indirect equity interests of Parent on a fully diluted basis, (ii) Parent ceases to possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of Borrower and to direct the management policies and decisions of Borrower, (iii) Parent ceases to directly own and control 100% of each class of the outstanding equity interests of Borrower or (iv) Borrower ceases to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each other Loan Party;

11.14     Change of Management. If (i) Kunal B. Chopra ceases to be employed as, and actively perform the duties of, the chief executive officer of each Loan Party, or (ii) Brock J. Kowalchuk ceases to be employed as, and actively perform the duties of, the chief financial officer of each Loan Party, in each case unless a successor (or interim successor) is appointed within ninety (90) days after the termination of such individual’s employment and such successor (or interim successor) is reasonably satisfactory to the Senior Agent (or after the Discharge of Senior Indebtedness, the Collateral Agent);

11.15     Invalid Liens. If any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to Permitted Liens) on any material portion of the Collateral, or any Loan Party or Parent shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first-priority lien (subject only to Permitted Liens) on the assets or properties purported to be covered thereby, except, in each case, (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under any Loan Document, (ii) the release by Collateral Agent of any Liens on the Collateral pursuant to this Agreement, (iii) as a result of the failure of the Collateral Agent (or, prior to the Discharge of Senior Indebtedness, Senior Agent) to maintain possession of any Collateral or (iv) as a result of the failure of the Collateral Agent to file continuation statements with respect to any financing statement;

11.16    Termination of Loan Documents. If any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

11.17    Liquidation Sales. The determination by any Loan Party or Parent to employ an agent or other third party or otherwise engage any Person or solicit proposals for the engagement of any Person (i) in connection with the proposed liquidation of all or a material portion of its assets, or (ii) to conduct any so-called liquidation or “Going-Out-Of-Business” sales;

11.18    Loss of Collateral. The (i) uninsured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $250,000 in the aggregate for all such events during any Fiscal Year, or (ii) except as permitted hereby, the sale, lease or furnishing under a contract of service of, any of the Collateral; or

11.19     Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or Parent or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000, (ii) the existence of any Lien under Section 430(k) or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party or Parent, or (iii) a Loan Party or Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000.

12.         Rights and Remedies upon an Event of Default.

12.1      Should any one or more Events of Default occur and continue to exist under this Agreement as provided above, in addition to other rights and remedies provided for herein or otherwise available at law, Collateral Agent may (in its sole discretion), or at the direction of the Required Lenders, shall: (i) accelerate the payments due under, and/or maturity of, this Agreement and insist upon immediate payment in full in cash of the Obligations; and (ii) take any and all other and further actions and avail itself of any and all rights and remedies available to the Lender under this Agreement, any other Loan Document, under law or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 11.8 or Section 11.9, without notice, demand or other action by Collateral Agent all of the Obligations shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

12.2      Section 11.3 (Remedies with Respect to Collateral) of the Senior Secured Credit Agreement is hereby incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

12.3      During the continuance of one or more Events of Default, Collateral Agent may obtain the appointment of a Receiver as contemplated by pursuant to Section 12.2, without notice to, or demand of any Loan Party or any Other Obligor.

13.         Loan Guaranty.  Section 12.1 (Loan Guaranty) of the Senior Secured Credit Agreement is hereby incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

14.         Payments Free of Taxes. Section 13 (Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes) of the Senior Secured Credit Agreement are hereby incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

15.        Notices.   Unless otherwise provided in this Agreement, all notices relating to this Agreement or any other Loan Document shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower, any other Loan Party, any Other Obligor, Collateral Agent or any Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower, any other Loan Party, any Other Obligor, Collateral Agent or any Lender, as the case may be, at its address set forth below:

If to Borrower, any other Loan Party or any Other Obligor:

Etailz Inc.
2818 N. Sullivan Road, Suite #130
Spokane Valley, Washington 99216
Attention: Kunal Chopra, Chief Executive Officer
Email: Kunal@etailz.com

with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Marc Lashbrook
Email: MLashbrook@cahill.com

If to Collateral Agent or any Lender:

Alimco Re Ltd.
2336 SE Ocean Blvd., #400
Stuart, FL 34996
Attention: Jonathan Marcus, Chief Executive Officer
Email: jon@limadvisory.com

with a copy to:

K&L Gates LLP
1717 Main Street, Suite 2800
Attention: Jonathan Vance
Email: jonathan.vance@klgates.com

and

RJHDC, LLC
c/o Independent Family Office, LLC
677 Broadway, 7th Floor
Albany, NY 12207
Tel: (518) 452-8050 ext. 1
Fax: (518) 452-8053

with a copy to:

Schoeneck & King
22 Corporate Woods, Suite 501
Albany, NY 12211
Attention: Jennifer Boll
Email: jboll@bsk.com

and

Kick-Start III, LLC
Kick-Start IV, LLC
1925 S. Stevens
Spokane, WA 99203
Attention: Tom Simpson
Email: tom@nwva.com

Collateral Agent, any Lender, Borrower, any other Loan Party or any Other Obligor may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 15, other than notices by Collateral Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.  Borrower and Parent acknowledge and agree that notices sent by Collateral Agent in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

16.       Miscellaneous. Sections 15.2 (Severability), 15.3 (Integration), 15.4 (Waivers), 15.6 (Time of Essence), 15.7 (Expenses, Fee and Costs Reimbursement), 15.8 (Benefit of Agreement; Assignability) (it being understood that reference therein to Section 15.9 of the Senior Secured Credit Agreement shall be deemed a reference to Section 18 hereof), 15.10 (Participations), 15.11 (Headings; Construction), 15.12 (USA PATRIOT Act Notification), 15.13 (Counterparts; Fax/Email Signatures), 15.14 (Governing Law), 15.15 (Consent to Jurisdiction; Waiver of Jury Trial; Consent to Service of Process), and 15.17 (Confidentiality) of the Senior Secured Credit Agreement are hereby incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes.

17.       Amendments.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Loan Parties, Parent and the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no amendment, modification, waiver or consent shall (i) increase the commitment of any Lender without the written consent of such Lender, (ii) extend the date scheduled for payment of any principal of or interest on the Loan or any fees payable hereunder without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby, or (iv) release any guarantor from its obligations under any Guaranty, other than as part of or in connection with any disposition permitted hereunder or under the Intercreditor Agreement, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted pursuant to Section 22(b)), or change the definition of “Required Lenders”, any provision of Section 4.2, any provision of Section 16 (but solely with respect to Section 15.4 of the Senior Secured Credit Agreement incorporated herein mutatis mutandis) or this Section 17, without, in each case set forth in this clause (iv), the written consent of all Lenders. No provision of Section 22 or other provision of this Agreement affecting Collateral Agent in its capacity as such shall be amended, modified or waived without the consent of the Collateral Agent.

18.         Assignment.

(a)          Subject to (i) the terms and conditions of the Intercreditor Agreement, and (ii) receipt of the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) (provided, that no consent of Borrower shall be required (1) if an Event of Default has occurred and is continuing, (2) in connection with an assignment or a delegation to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender, or (3) such assignment or delegation is required or deemed advisable by any Governmental Authority to which any Lender is subject; provided, further, that Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Lender within five (5) Business Days after having received notice thereof), each Lender may assign and delegate to one or more assignees (each an “Assignee”) all, or any ratable part of all, of the Obligations and the other rights and obligations of such Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by such Lender and the Assignee, and (ii) such Lender and its Assignee (and Borrower, solely to the extent the Borrower’s consent is required pursuant to this clause (a)) have delivered to Borrower an Assignment and Assumption (with appropriate adjustments thereto to reflect this Agreement and the Obligations) (each, an “Assignment and Assumption”).

(b)          From and after the date that (i) Senior Agent’s consent has been obtained in accordance with the terms and conditions of the Intercreditor Agreement, and (ii) the applicable Lender, Assignee, and Borrower (solely to the extent the Borrower’s consent is required pursuant to clause (a) above) execute an Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the assigned and delegated rights and obligations of such Lender under the Loan Documents, and (y) such Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such Assignment and Assumption, relinquish its rights (except with respect to rights to indemnification under this Agreement) and be released from its obligations under this Agreement (and in the case of an Assignment and Assumption covering all or the remaining portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

(c)          Immediately upon Borrower’s receipt of the fully executed Assignment and Assumption and other items required by Section 18(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of the applicable Lender arising therefrom.

19.       Interpretation.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

20.        Savings Clause.  Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, the Borrower shall not be required to pay, and no Lender shall be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law (“Excess Interest”).  If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document or otherwise contracted for, taken, reserved, charged or received, then in such event:  (a) the provisions of this Section 20 shall govern and control; (b) the Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that any Lender may have contracted for, taken, reserved, charged or received hereunder shall be, at such Lenders’ option, (i) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law) owed to such Lender, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (e) the Borrower shall have no action against the Collateral Agent or any Lender for any damages arising due to any Excess Interest.  If for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations owed to any Lender shall remain at the Maximum Rate until such Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.  All sums paid or agreed to be paid hereunder or under the other Loan Documents for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro‑rated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amounts of interest on account of the Obligations does not exceed the Maximum Rate.  The terms of this Section 20 shall be deemed incorporated into each other Loan Document, whether or not specific reference to this Section 20 is made.

21.        Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Obligations evidenced by this Agreement and the other Loan Documents, the Liens and security interests granted to the Collateral Agent pursuant to the terms hereof and thereof and the exercise of any right or remedy by the Collateral Agent or any Lender hereunder or thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern. Notwithstanding anything that may be contained herein to the contrary, all of the provisions of the Loan Documents, including without limitation, the covenants of the Loan Parties and Parent contained herein and therein and all of the rights, remedies and powers for herein and therein, are subject to the provisions of the Intercreditor Agreement.

22.         Collateral Agent.

(a)         Each of the Lenders hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Collateral Agent shall have the sole and exclusive authority to (a) [reserved]; (b) execute and deliver as Collateral Agent, each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein and execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (e) manage, supervise or otherwise deal with Collateral; (f) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (g) open and maintain such bank accounts and cash management arrangements as Collateral Agent deems necessary and appropriate in accordance with the Loan Documents, (h) take any enforcement action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise, and (i) incur and pay such expenses as Collateral Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents, whether or not any Loan Party is obligated to reimburse Collateral Agent or Lenders for such expenses pursuant to the Loan Documents or otherwise.  The provisions of this Section 22 are solely for the benefit of Collateral Agent and the Lenders, and the Loan Parties and the Parent shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)       The Lenders irrevocably authorize Collateral Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Collateral Agent under any Loan Document (i) as required pursuant to the Intercreditor Agreement, (ii) upon payment in full of all Loans and all other Obligations (other than contingent obligations for which no claims have been made); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (iii) subject to Section 17 above, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (a) or (b) of the definition of “Permitted Liens” (it being understood that the Collateral Agent may conclusively rely on a certificate from Borrower in determining whether the Indebtedness secured by any such Lien is permitted hereunder). Upon request by Collateral Agent at any time, the Lenders will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 22(b). Collateral Agent may, and at the direction of Required Lenders shall, subject to the Intercreditor Agreement, give blockage notices in connection with the Intercompany Subordinated Debt and each Lender hereby authorizes the Collateral Agent to give such notices. Each Lender further agrees that it will not act unilaterally to deliver such notices.

(c)        Sections 14.3 (Duties and Obligations), 14.4 (Reliance), 14.5 (Sub-Agents), 14.6 (Resignation), 14.7(a) (Non-Reliance), 14.8 (Not Partners or Co-Venturers; Collateral Agent as Representative of the Secured Parties) (other than the last sentence of Section 14.8(a)); 14.9 (Credit Bidding), 14.11 (Restrictions on Actions by Lenders), 14.12 (Expenses); 14.13 (Notice of Default or Event of Default), and 14.14 (Liability of Agent) of the Senior Secured Credit Agreement are hereby incorporated into this Agreement, mutatis mutandis, as a part hereof for all purposes (for the avoidance of doubt, with references to “Agent” in such provisions (and defined terms used in such provisions) being deemed for all purposes hereof to refer to Collateral Agent).

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first set forth above.

BORROWER:

ETAILZ INC.

By:	/s/ Kunal Chopra
Name: Kunal Chopra
Title: Chief Executive Officer

PARENT:

TRANS WORLD ENTERTAINMENT CORPORATION

By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer

[Signature Page to Subordinated Loan and Security Agreement]

COLLATERAL AGENT:

TWEC LOAN COLLATERAL AGENT, LLC

By:	ALIMCO RE LTD.
Its: Member

By:	/s/ Jonathan Marcus
Name: Jonathan Marcus
Title: CEO

By:	RJHDC, LLC
Its:	Member

By:	/s/ Anne Higgins
Name: Anne Higgins
Title: Sole Member / Manager

[Signature Page to Subordinated Loan and Security Agreement]

LENDERS: ALIMCO RE LTD.

By:	/s/ Jonathan Marcus
Name: Jonathan Marcus
Title: CEO

[Signature Page to Subordinated Loan and Security Agreement]

RJHDC, LLC

By:	/s/ Anne Higgins
Name: Anne Higgins
Title: Sole Member / Manager

[Signature Page to Subordinated Loan and Security Agreement]

KICK-START III, LLC

By:	/s/ Thomas C. Simpson
	Name:	Thomas C. Simpson
	Title:	Managing Member

KICK-START IV, LLC

By:	/s/ Thomas C. Simpson
	Name:	Thomas C. Simpson
	Title:	Managing Member

[Signature Page to Subordinated Loan and Security Agreement]

Schedule 2.1

Lender Commitments

Lender	Commitment
Alimco Re Ltd.	$2,718,000
RJHDC, LLC	$2,006,800
Kick-Start III, LLC	$300,000
Kick-Start IV, LLC	$200,000

[Schedule 2.1 to Subordinated Loan Agreement]

Schedule 8.4

Post-Closing Items

1.
Parent shall no later than 120 days after the Closing Date (or such later date as the Collateral Agent may agree in writing in its sole discretion), with respect to each Deposit Account (other than Restricted Accounts) that is not subject to a control agreement in favor of the Collateral Agent as of the Closing Date, (i) enter into a control agreement in favor of the Collateral Agent, which control agreement is in form and substance reasonably acceptable to the Collateral Agent, or (ii) close such Deposit Account.

2.
Borrower shall no later than 30 days after the Closing Date (or such later date as the Collateral Agent may agree in writing in its sole discretion), with respect to each Deposit Account that is not subject to a control agreement in favor of the Collateral Agent, enter into a control agreement in form and substance reasonably acceptable to the Collateral Agent.

3.
Parent shall hold its next shareholder meeting no later than 60 days after the Closing Date (or such later date as the Collateral Agent may agree in writing in its sole discretion) and at such shareholder meeting shall submit to the shareholders for approval (i) an amendment to the Certificate of Incorporation of the Parent providing for the reconstitution of the board of directors of the Parent in a manner consistent with the Voting Agreement, and (ii) a slate of directors consistent with the terms of the Voting Agreement.

4.
Borrower shall deliver to Collateral Agent no later than 30 days after the Closing Date (or such later date as the Collateral Agent may agree in writing in its sole discretion) all applicable insurance certificates and endorsements required under Section 7.14(a) of the Senior Secured Credit Agreement, as incorporated herein, mutatis mutandis pursuant to Section 8.1 hereof.

5.
Borrower shall deliver to Collateral Agent no later than 45 days after the Closing Date (or such later date as the Collateral Agent may agree in writing in its sole discretion) (i) a duly executed consent and waiver agreement in connection with the lease between Borrower and Park SPE, LLC, and (ii) a duly executed landlord’s waiver and agreement in connection with the lease between Borrower and S&L Sullivan LLC.

[Schedule 8.4 to Subordinated Loan Agreement]

Schedule 8.6

Warrants and Options

1.	Common Stock Purchase Warrants, issued on the Closing Date by Parent to each of the Lenders

Trans World Entertainment Corporation - Award Summary Report
Employee First Name	Employee Last Name	Award Type	Grant Date	Expiration Date	Grant Price	Outstanding	Adjusted Releasable
John	Anderson	Options (NQ)	01-Mar-2011	26-Feb-2021	$34.60	1,000.00
John	Anderson	Options (NQ)	07-May-2012	05-May-2022	$50.60	1,000.00
John	Anderson	Options (NQ)	21-Jun-2013	19-Jun-2023	$97.40	1,000.00
John	Anderson	Options (NQ)	03-Jun-2014	31-May-2024	$67.20	1,750.00
John	Anderson	Options (NQ)	01-Apr-2015	29-Mar-2025	$74.40	5,000.00
John	Anderson	Options (NQ)	06-May-2016	04-May-2026	$76.20	6,750.00
John	Anderson	Options (NQ)	19-May-2017	17-May-2027	$37.00	6,000.00
John	Anderson	Options (NQ)	27-Jun-2018	24-Jun-2028	$19.60	6,000.00
Mitch	Bailey	Options (NQ)	17-Oct-2016	15-Oct-2026	$75.00	1,500.00
Mitch	Bailey	Options (NQ)	17-Jan-2018	15-Jan-2028	$36.60	1,500.00
Song	Daniel	Options (NQ)	24-Jul-2017	22-Jul-2027	$36.00	250.00
Jeffrey	Davis	Options (NQ)	07-May-2012	05-May-2022	$50.60	250.00
Jeffrey	Davis	Options (NQ)	21-Jun-2013	19-Jun-2023	$97.40	500.00
Jeffrey	Davis	Options (NQ)	03-Jun-2014	31-May-2024	$67.20	375.00
Jeffrey	Davis	Options (NQ)	15-May-2015	12-May-2025	$77.60	375.00
Jeffrey	Davis	Options (NQ)	06-May-2016	04-May-2026	$76.20	375.00
Michael	Feurer	Options (NQ)	13-Oct-2014	10-Oct-2024	$70.00	15,000.00
Michael	Feurer	Options (NQ)	14-Apr-2016	12-Apr-2026	$77.00	7,858.20
Michael	Feurer	Options (NQ)	06-May-2016	04-May-2026	$76.20	5,000.00
Michael	Feurer	Options (NQ)	19-May-2017	17-May-2027	$37.00	7,500.00
Michael	Feurer	Options (NQ)	27-Jun-2018	24-Jun-2028	$19.60	7,500.00
Hastings	Jeff	Options (NQ)	08-Aug-2019	05-Aug-2029	$5.40	750.00
Chopra	Kunal	Options (NQ)	03-Sep-2019	31-Aug-2029	$3.51	5,000.00
Robert	Marks	Options (NQ)	12-Jul-2012	10-Jul-2022	$60.00	750.00
Michael	Nahl	Options (NQ)	17-Feb-2011	14-Feb-2021	$35.80	750.00
Michael	Reickert	Options (NQ)	06-Jul-2016	04-Jul-2026	$73.40	750.00
Edwin	Sapienza	Options (NQ)	01-Mar-2011	26-Feb-2021	$34.60	400.00
Edwin	Sapienza	Options (NQ)	07-May-2012	05-May-2022	$50.60	500.00
Edwin	Sapienza	Options (NQ)	21-Jun-2013	19-Jun-2023	$97.40	500.00

[Schedule 8.6 to Subordinated Loan Agreement]

Trans World Entertainment Corporation - Award Summary Report
Employee First Name	Employee Last Name	Award Type	Grant Date	Expiration Date	Grant Price	Outstanding	Adjusted Releasable
Edwin	Sapienza	Options (NQ)	03-Jun-2014	31-May-2024	$67.20	375.00
Edwin	Sapienza	Options (NQ)	15-May-2015	12-May-2025	$77.60	375.00
Edwin	Sapienza	Options (NQ)	06-May-2016	04-May-2026	$76.20	375.00
Edwin	Sapienza	Options (NQ)	19-May-2017	17-May-2027	$37.00	1,250.00
Edwin	Sapienza	Options (NQ)	27-Jun-2018	24-Jun-2028	$19.60	1,250.00
Edwin	Sapienza	Options (NQ)	23-Oct-2018	20-Oct-2028	$20.80	2,500.00
John	Choe	Options (NQ)	17-Oct-2016	5/20/2020	$75.00	63.00
Bruce	Eisenberg	Options (NQ)	06-May-2010	5/20/2020	$42.20	5,000.00
Bruce	Eisenberg	Options (NQ)	06-May-2010	5/20/2020	$42.20	5,000.00
Bruce	Eisenberg	Options (NQ)	21-Jun-2013	5/20/2020	$97.40	2,500.00
Bruce	Eisenberg	Options (NQ)	03-Jun-2014	5/20/2020	$67.20	1,750.00
Bruce	Eisenberg	Options (NQ)	15-May-2015	5/20/2020	$77.60	1,750.00
Bruce	Eisenberg	Options (NQ)	06-May-2016	5/20/2020	$76.20	1,750.00
Bruce	Eisenberg	Options (NQ)	19-May-2017	5/20/2020	$37.00	1,750.00
Bruce	Eisenberg	Options (NQ)	27-Jun-2018	5/20/2020	$19.60	1,750.00
Jodie	Evans	Options (NQ)	01-Mar-2011	5/20/2020	$34.60	250.00
Jodie	Evans	Options (NQ)	07-May-2012	5/20/2020	$50.60	250.00
Jodie	Evans	Options (NQ)	21-Jun-2013	5/20/2020	$97.40	250.00
Jodie	Evans	Options (NQ)	03-Jun-2014	5/20/2020	$67.20	250.00
Jodie	Evans	Options (NQ)	01-Apr-2015	5/20/2020	$74.40	1,250.00
Jodie	Evans	Options (NQ)	06-May-2016	5/20/2020	$76.20	1,250.00
Jodie	Evans	Options (NQ)	19-May-2017	5/20/2020	$37.00	1,250.00
Jodie	Evans	Options (NQ)	27-Jun-2018	5/20/2020	$19.60	1,250.00
Richard	Flaherty	Options (NQ)	06-Jun-2016	5/20/2020	$78.00	750.00
James	Frering	Options (NQ)	28-Jun-2012	5/20/2020	$60.60	1,250.00
James	Frering	Options (NQ)	03-Jun-2014	5/20/2020	$67.20	500.00
James	Frering	Options (NQ)	15-May-2015	5/20/2020	$77.60	750.00
James	Frering	Options (NQ)	06-May-2016	5/20/2020	$76.20	1,250.00
James	Frering	Options (NQ)	19-May-2017	5/20/2020	$37.00	1,750.00
James	Frering	Options (NQ)	27-Jun-2018	5/20/2020	$19.60	1,750.00
Timothy	Lopes	Options (NQ)	15-Feb-2016	5/20/2020	$72.80	250.00
Ordeshook	Michael	Options (NQ)	05-Jun-2017	5/20/2020	$32.00	1,250.00
Jesse	Wilner	Options (NQ)	16-Feb-2016	5/20/2020	$72.60	375.00
						129,196.20

[Schedule 8.6 to Subordinated Loan Agreement]

Trans World Entertainment Corporation - Award Summary Report
Employee First Name	Employee Last Name	Award Type	Grant Date	Expiration Date	Grant Price	Outstanding	Adjusted Releasable
Robert	Marks	Restricted Stock Award	27-May-2014				1,250.00	To be issued upon separation from the board
Michael	Solow	Restricted Stock Award	01-Jun-2004				483.00	To be issued upon separation from the board
Michael	Solow	Restricted Stock Award	26-Dec-2012				65.00	To be issued upon separation from the board
Michael	Solow	Restricted Stock Award	02-Apr-2014				74.00	To be issued upon separation from the board
Robert	Marks	Share Units (RSU)	02-May-2016				531.00	To be issued upon separation from the board
Robert	Marks	Share Units (RSU)	01-May-2018				3,200.00	To be issued upon separation from the board
Michael	Nahl	Share Units (RSU)	02-May-2016				83.00	To be issued upon separation from the board
Michael	Nahl	Share Units (RSU)	01-May-2018				75.00	To be issued upon separation from the board
							5,761.00

[Schedule 8.6 to Subordinated Loan Agreement]

Exhibit A

Perfection Certificate

[See attached]

[Exhibit A to Subordinated Loan Agreement]

Exhibit B

Closing Checklist

[See attached]

[Exhibit B to Subordinated Loan Agreement]